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                                                                EXHIBIT 99.B9(d)


                             AMENDMENT TO ADMINISTRATIVE
                                  SERVICES AGREEMENT
                             (Class A, B, C and I Shares)


               Amendment to Administrative Services Agreement ("Amendment") made as of May 31, 1994 by and between the registered investment company executing this document (the "Fund") and Kemper Financial Services, Inc. ("KFS").

               WHEREAS, The Fund and KFS are parties to an Administrative Services Agreement ("ASF Agreement") dated August 1, 1990, as supplemented and amended from time to time;

               WHEREAS, The Fund currently issues shares in four separate classes for each series of the Fund, if there is more than one, being designated as Class A Shares, Class B Shares, Class C Shares and Class I Shares; and

               WHEREAS, The parties want to reflect in this Amendment the effect upon the fee schedule under the ASF Agreement of the division of the shares of the Fund into separate classes;

               NOW THEREFORE, in consideration of the premises and the mutual covenants herein provided, the parties agree as follows:

               1. The administrative services fee under the ASF Agreement will be calculated separately for each class of each series of the Fund as an expense of such class at the annual rates and in accordance with the procedures specified in the ASF Agreement; provided, however, that no administrative services fee shall be payable with respect to the Class I Shares.

               2.   This Amendment shall become a part of the ASF
          Agreement.

               IN WITNESS WHEREOF, the Fund and KFS have duly executed this Amendment as of the day and year first set forth above.

                                   KEMPER U.S. GOVERNMENT SECURITIES FUND

                                   By: /s/ John E. Peters
                                      -----------------------------------
                                   Title:  Vice President


                                   KEMPER FINANCIAL SERVICES, INC.

                                   By: /s/ Patrick H. Dudasik
                                      -----------------------------------
                                   Title:  Senior Vice President